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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                        ---------------------------------
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): January 23, 2003


                          ASTORIA FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                      0-22228                 11-3170868
-------------------------------     ---------------------    -------------------
(State or other jurisdiction of     (Commission File No.)       (IRS Employer
incorporation or organization)                               Identification No.)


          ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:               (516) 327-3000


                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)


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ITEMS 1 THROUGH 6 AND 8. NOT APPLICABLE

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

      The following Exhibits are furnished as part of this report:

      99.1 Press release dated January 23, 2003 which, among other things, highlights the Company's financial results for the quarter and year ended December 31, 2002.

ITEM 9. REGULATION FD DISCLOSURE.

      On January 23, 2003, Astoria Financial Corporation reported financial results for the quarter and year ended December 31, 2002. Net income for the quarter ended December 31, 2002 totaled $61.1 million, or $0.73 diluted earnings per common share, compared to net income of $54.8 million, or $0.61 diluted earnings per common share for the 2001 fourth quarter. Net income for the full year 2002 totaled $248.4 million, or $2.85 diluted earnings per common share, compared to $222.9 million, or $2.35 diluted earnings per common share for the comparable 2001 full year period. The full text of the earnings release is included herein as Exhibit 99.1

      The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ASTORIA FINANCIAL CORPORATION


                                                /s/ Peter J. Cunningham
                                                --------------------------------
                                                Peter J. Cunningham
                                                First Vice President and
                                                Director of Investor Relations

Dated: January 27, 2003


                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------
99.1              Press release dated January 23, 2003, which, among other
                  things, highlights the Company's financial results for the quarter and year ended December 31, 2002.


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